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[LETTERHEAD]




                          CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Trustees of AIM Growth Series (formerly, GT Global Growth
Series):

     Re: AIM Worldwide Growth Fund (formerly, GT Global Worldwide Growth Fund) AIM International Growth Fund (formerly, GT Global International Growth Fund)
          AIM New Pacific Growth Fund (formerly, GT Global New Pacific Growth
          Fund)
          AIM Europe Growth Fund (formerly, GT Global Europe Growth Fund)
          AIM Small Cap Equity Fund (formerly, GT Global America Small Cap Growth Fund)
          AIM Mid Cap Growth Fund (formerly, GT Global America Mid Cap Growth
          Fund)
          AIM America Value Fund (formerly, GT Global America Value Fund)
          AIM Japan Growth Fund (formerly, GT Global Japan Growth Fund)


     We hereby consent to the inclusion of our reports dated February 17, 1998 on our audits of the financial statements and financial highlights of the above referenced funds as of December 31, 1997 in the Statement of Additional Information with respect to the Post-Effective Amendment to the Registration Statements on Form N-1A under the Securities Act of 1933, as amended, of AIM Growth Series. We further consent to the reference to our Firm under the captions "Financial Highlights" and "Other Information" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.



                                                  /s/ Coopers & Lybrand L.L.P.
                                                  COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
June 1, 1998